SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KINROSS GOLD CORPORATION
______________________________________________________________________
(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	650430083

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

52nd Floor, Scotia Plaza
40 King Street West
Toronto, Ontario, Canada	M5H 3Y2

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration file number to which this form relates:      N/A     , (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Shares, no par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
______________________________________________________________________
(Title of Class)

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Information Required in Registration Statement

Item 1.      Description of Registrant's Securities to be Registered.

        The description of the securities to be registered hereunder is set forth under the captions entitled: “Common Shares”; “Exchange Controls and Other Limitations Affecting Security Holders”; and “Taxation of U.S. Holders” in the registrant’s prior Form 8-A (Registration No. 001-13382, dated July 31, 2001), which description is incorporated herein by reference.

Item 2.      Exhibits.

1.	Articles of Amalgamation dated December 31, 2000 is set forth as Exhibit 3.1 to the registrant’s prior Form 8-A (Registration No. 001-13382, dated July 31, 2001) and is incorporated herein by reference.

2.	Bylaws of the registrant are set forth as Exhibit 3.2 to the registrant’s prior Form 8-A (Registration No. 001-13382, dated July 31, 2001) and is incorporated herein by reference.

3.	Specimen Certificate for Common Shares.

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Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: Kinross Gold Corporation Date: January 29, 2003 By: /s/ Shelley Riley Shelley Riley, Corporate Secretary

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